UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 31, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 – Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii 96813 – Hawaiian Electric Company, Inc. (HECO)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosures on rate requests and decoupling filings in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Electric utility” under “Most recent rate proceedings” and “Annual decoupling filings,” which are incorporated herein by reference to pages 55-57 of HEI’s and HECO’s Form 10-Q for the quarterly period ended March 31, 2013.

MECO 2012 Test Year Rate Case

On May 31, 2013, the Public Utilities Commission of the State of Hawaii (PUC) issued a final D&O in the MECO 2012 test year proceeding. The final D&O approved an increase in annual revenues of $5.3 million, which is $7.8 million less than the interim increase that had been in effect since June 1, 2012 (including the $3.4 million of MECO Revenue Adjustment Mechanism (RAM) revenues approved in the “Annual Decoupling Filings” section below, the net impact to annual revenues is $4.4 million less than the interim increase). Reductions from the interim D&O relate primarily to:

(in millions)
Lower return on average common equity (ROACE)	$4.0
Customer Information System (CIS) expenses	0.3
Pension and OPEB expense based on 3-year average	1.5
Integrated resource planning (IRP) expenses	0.9
Study costs	1.1
Total adjustment	$7.8

According to the PUC, the reduction in the allowed ROACE from the stipulated ROACE of 10% to the final approved ROACE of 9% is composed of 0.5% allocation to lower interest rates and 0.5% for over curtailment of renewable energy.

The reduction in the pension and OPEB expense is due to applying a three-year average in the calculation of pension costs for the purpose of the 2012 test year. This is not a PUC decision to change the pension and OPEB tracking mechanisms, although the PUC emphasizes the need to evaluate alternatives to decrease or limit the growth in employee benefit costs.

The PUC also continues MECO’s existing energy cost adjustment clause (ECAC) and power purchase adjustment clause (PPAC) design. The PUC will consider HECO, Hawaii Electric Light Company (HELCO), and MECO’s (the Hawaiian Electric Companies) future actions to reduce fuel costs and increase use of renewable energy as it continues to review this matter in the future.

Since the final rate increase is lower than the interim increase currently in effect, MECO will refund to customers approximately $8.1 million, which includes interest accrued since June 1, 2012, the date on which interim rate increases were previously implemented. A summary of the interim D&O in effect and final D&O is as follows:

	Interim D&O 6/1/2012	Final D&O 5/31/2013
Revenue increase	$13.1 million (3.2% increase)	$5.3 million (1.3% increase)
ROACE (%)	10.00%	9.00%
Common equity capitalization (%)	56.86%	56.86%
Return on average rate base (%)	7.91%	7.34%
Average rate base amount	$393 million	$393 million

The PUC also directed that, within 30 days from the issuance date of the final D&O, MECO file documentation regarding the re-setting of its target heat rate to take into account the operation of the Auwahi wind farm, as well as make its curtailment information readily available to the public on its website. The PUC also directed that, within 90 days from the issuance date of the final D&O, MECO file a System Improvement and Curtailment Reduction Plan.  MECO continues to review the D&O and is considering what further action, if any, it may take.

Annual Decoupling Filings

On May 31, 2013, the PUC approved the revised annual decoupling filings for tariffed rates for HECO, HELCO and MECO that will be effective from June 1, 2013 through May 31, 2014. The revised tariffed rates include: (1) the incremental RAM adjusted revenues (the components of which are shown below), (2) the accrued earnings sharing credits to be refunded, and (3) the amount of the accrued Revenue Balancing Account (RBA) balance as of December 31, 2012 (and associated revenue taxes) to be collected. The amounts approved as noted below reflect the Hawaiian Electric Companies’ agreements with the position of the Consumer Advocate which are not substantially different than the amounts filed by the Hawaiian Electric Companies in March 2013.

(in millions)	HECO	HELCO	MECO
Annual incremental RAM adjusted revenues
Operations and maintenance (O&M)	$3.9	$0.9	$1.0
Invested capital	27.5	1.2	2.4
Total annual incremental RAM adjusted revenues	$31.4	$2.1	$3.4
Accrued earnings sharing credits to be refunded	$(2.6)	$—	$—
Accrued RBA balance (and associated revenue taxes) to be collected	$55.4	$4.9	$5.8

Also on May 31, 2013, as provided for in its original order issued in 2010 approving decoupling and citing three years of implementation experience for HECO, the PUC opened an investigative docket to review whether the decoupling mechanism is functioning as intended. The PUC affirmed its support for the continuation of the sales decoupling (RBA) mechanism and stated its interest in evaluating the RAM to ensure it provides the appropriate balance of risks, costs, incentives and performance requirements, as well as administrative efficiency and whether the current interest rate applied to the outstanding RBA balance is reasonable.

The Hawaiian Electric Companies and the Consumer Advocate are named as parties to this proceeding and are directed to file a statement of position no later than twenty days from the order (i.e., by June 20, 2013).

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and/or ASB’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: June 3, 2013	Date: June 3, 2013